UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2013

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 646-4100

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Amendment to Senior Secured Hedged Inventory Facility

On August 16, 2013, Plains Marketing, L.P. (“PMLP”), a wholly-owned subsidiary of Plains All American Pipeline, L.P. (the “Partnership”), entered into the Second Amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement (the “Third A&R Credit Agreement”) among PMLP and Plains Midstream Canada ULC (“PMC”), as Borrowers; the Partnership, as Guarantor; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer; and the other Lenders party thereto. Pursuant to the Amendment, the Maturity Date of the senior secured hedged inventory facility has been extended to August 16, 2016 and the definition of Applicable Rate has been modified. Credit extensions to each Borrower will be used to finance, and will be secured by, its purchased or stored hedged inventory. Payment Obligations of the Borrowers under this facility will continue to be guaranteed by the Partnership. Terms used but not defined in this section have the meanings assigned to them in the Amendment and in the Third A&R Credit Agreement.

The above description of the Amendment is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Senior Unsecured Revolving Credit Facility

On August 16, 2013, the Partnership entered into the Second Amendment (“Credit Agreement Amendment”) to Credit Agreement among the Partnership and PMC, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association, as an L/C Issuer, and the other Lenders party thereto (the “Credit Agreement”). Pursuant to the Credit Agreement Amendment, the Maturity Date of the senior unsecured revolving credit facility has been extended to August 16, 2018 and the definition of Applicable Rate has been modified. Terms used but not defined in this section have the meanings assigned to them in the Credit Agreement Amendment and the Credit Agreement.

The above description of the Credit Agreement Amendment is qualified in its entirety by the terms of the Credit Agreement Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

ITEM 7.01	Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On August 19, 2013, the Partnership issued a press release announcing the amendments to the credit facilities described above and the commercial paper program described below. A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 8.01	Other Events

On August 19, 2013, the Partnership announced that it established an unsecured commercial paper program on a private placement basis. Pursuant to the commercial paper program, the Partnership or its indirect subsidiary PMC may issue, from time to time, unsecured commercial paper notes up to a maximum aggregate amount outstanding at any time of $1.5 billion. The notes will be backstopped by the Partnership’s revolving credit facilities, and any commercial paper notes issued by PMC will be guaranteed by the Partnership. The proceeds from the issuance of the notes will be used for general partnership purposes.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Third Amended and Restated Credit Agreement dated as of August 16, 2013, among Plains Marketing, L.P. and Plains Midstream Canada ULC, as Borrowers; Plains All American Pipeline, L.P., as Guarantor; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer; and the other Lenders party thereto.

10.2	Second Amendment to Credit Agreement dated as of August 16, 2013, among Plains All American Pipeline, L.P. and Plains Midstream Canada ULC, as Borrowers; Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer; and the other Lenders party thereto.

99.1	Press Release dated August 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By: PAA GP LLC, its general partner

By: PLAINS AAP, L.P., its sole member

By: PLAINS ALL AMERICAN GP LLC,
its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President

Date: August 20, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Third Amended and Restated Credit Agreement dated as of August 16, 2013, among Plains Marketing, L.P. and Plains Midstream Canada ULC, as Borrowers; Plains All American Pipeline, L.P., as Guarantor; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer; and the other Lenders party thereto.

10.2	Second Amendment to Credit Agreement dated as of August 16, 2013, among Plains All American Pipeline, L.P. and Plains Midstream Canada ULC, as Borrowers; Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer; and the other Lenders party thereto.

99.1	Press Release dated August 19, 2013.